Exhibit 24(2)(b)

                           TRI-CONTINENTAL CORPORATION

                                     BY-LAWS

                                    ---------

                                    ARTICLE I
                                   Stockholers

      SECTION 1. Place of Holding Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation at Baltimore, in the State of Maryland, or at such other place in the United States as the Board of Directors may designate.

      SECTION 2. Quorum; Adjournment of Meetings. The presence in person or by proxy of stockholders entitled to cast a majority in number of votes shall constitute a quorum at all meetings of the stockholders except as otherwise provided by law or by the Charter of the Corporation. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting, may, after the lapse of at least half an hour, be adjourned from time to time by the vote of a majority in number of votes of the stockholders present in person or by proxy at such meeting, for a period not exceeding one month for any one adjournment, without any notice or call other than by announcement at the meeting of the time and place of the holding of the adjourned meeting quorum shall attend. Any meeting or adjournment thereof at which a quorum is present may also be adjourned by a like majority vote, for such time without notice or call, or upon such notice or call as may be determined by such majority vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

      SECTION 3. Annual Meetings; Election of Directors. An annual meeting of the stockholders for the election of directors, and the transaction of general business shall be held during the 31-day period commencing April 15 of each year on such day and at such hour as may be fixed by the Board of Directors. If the Corporation is required to hold a meeting of stockholders to elect directors, such meeting shall be designated an annual meeting and shall be held on such date no later than 120 days after the occurrence of the event requiring the meeting and at such hour as may be designated by the Board of Directors and stated in the notice of such meeting. Any business of the Corporation may be considered at an annual meeting without being specified in the notice, except as otherwise required by law.

      SECTION 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board or by a majority of the Board of Directors or by a majority of the Executive Committee and shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five per cent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such


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stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting, as required by Section 5 of this Article I, to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

      SECTION 5. Notice of Stockholders Meetings. Written notice stating the place and time of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be given by the Secretary to each stockholder entitled to vote thereat at his post-office address as it appears on the records of the Corporation, at least ten and not more than ninety days prior to the meeting.

      SECTION 6. Voting; Elections; Inspectors; Votes by Ballot. At each meeting of stockholders every stockholder of any class entitled to vote at such meeting, of record at the close of business on the date fixed for the determination of stockholders entitled to vote thereat, shall, unless otherwise provided in these By-Laws or in the Charter of the Corporation, have one vote for each share of such stock standing in his name on the books of the Corporation at the close of business on said date, or, if no such date shall have been fixed and the books of the Corporation shall have been closed against transfers of stock as in
Section 3 of Article V hereof provided, every stockholder of record of any class entitled to vote thereat shall, unless otherwise provided in these By-Laws or in the Charter of the Corporation, have one vote for each share of such stock standing in his name on the books of the Corporation at the close of business on the day on which notice of the meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting, in each case either in person or by proxy appointed in the manner permitted by these By-Laws. A proxy may be appointed by the stockholder or his duly authorized agent by any means, including by a writing, through the Internet, through facsimile transmission or over the telephone, provided that it is reasonably calculated to ensure a fair and accurate tabulation of proxies. No proxy which shall be dated more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

      All elections shall be had and all questions decided by a majority vote of the votes cast at a duly constituted meeting, except as otherwise provided for in these By-Laws or in the Charter of the Corporation or by some specific statutory provision superseding the restrictions and limitations contained in the Charter of the Corporation.

      At any election of directors, the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the stock present and entitled to vote at such election shall, appoint two inspectors of election who shall subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability and shall canvass the votes and make and sign a certificate of the result thereof. No candidate for the office of director shall be appointed as such inspector.


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      The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote by ballot shall be taken upon the request of the holders of ten per cent (10%) of the stock present and entitled to vote on such election or matter.

      SECTION 7. Conduct of Stockholder Meetings. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President or if neither of them is present, by an executive officer of the Corporation designated by the Chairman of the Board or by the President to act as chairman of such meeting, or if the Chairman of the Board and the President are not present and if no such officer shall have been so designated and be present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present then a secretary shall be elected at the meeting.

      SECTION 8. Concerning Validity of Proxies, Ballots, etc. At every meeting of the stockholders, all proxies and all ballots shall be canvassed by the secretary of the meeting who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the chairman of the meeting, in which event such inspectors of election shall decide all such questions.

      SECTION 9. Definition of "Stockholder." The term "stockholder" as used in this Article, shall mean and include only such holders of record of the issued and outstanding shares of the capital stock of the Corporation as are, by virtue of the provisions of the Charter of the Corporation or of some specific statutory provision superseding the restrictions and limitations contained in the Charter of the Corporation entitled to vote upon any matter, resolution or business to be submitted to the meeting of the stockholders at the time in question; and nothing in this Article contained shall give or be construed as giving to any holder of issued and outstanding shares of the capital stock of the Corporation any voting rights other than those, if any, given to such holder by the Charter of the Corporation.

      SECTION 10. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

      (a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this
Section 10.

      (b) For any matter to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or
(iii) brought before the annual meeting in the manner specified in this Section 10 by a stockholder of record or a stockholder (a "Nominee Holder") that holds voting securities entitled to vote at meetings of stockholders through a nominee or "street name" holder of record


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and can demonstrate to the Corporation such indirect ownership and such Nominee
Holder's entitlement to vote such securities. In addition to any other requirements under applicable law and the Certificate of Incorporation and By-Laws of the Corporation, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders (the "Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 60 nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 60 days prior to such Other Meeting Date or (ii) the 10th day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice: (i) a statement in writing setting forth (A) the name of the person or persons to be nominated,
(B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), (C) the information regarding each such person required by paragraph (b) of Item 22 of Rule 14a-101 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), (D) whether such stockholder believes any nominee will be an "interested person" of the Corporation (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person", information regarding each nominee that will be sufficient for the Corporation to make such determination, and (E) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; (ii) each such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address; and (iii) in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for director) shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder) and, in case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. As used herein, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

      Notwithstanding anything in this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all


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of the nominees for director or the size of the increased Board of Directors are not publicly announced or disclosed by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

      (c) No business other than that stated in the notice shall be transacted at any special meeting. In the event the Corporation calls a special meeting of stockholder for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by clause (b) of this Section 10 hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

      (d) For purposes of this Section 10, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

      (e) In no event shall the adjournment of an annual meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 10. This section 10 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

      (f) The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 10 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

                                   ARTICLE II
                                    Directors

      SECTION 1. Election of Directors. At all meetings of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors.

      SECTION 2. First Meeting. The newly-elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders, and notice of such meeting need not be given. Such first meeting may be held at any other time which may be specified in a notice given


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as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

      SECTION 3. Regular Meeting. Regular meetings of the directors may be held without notice at such places and times as may be fixed from time to time by resolution of the directors.

      SECTION 4. Special Meetings; How Called. Special meetings of the Board may be called by the Chairman of the Board, or in case of a vacancy in that office, by the President, or on the written request of the Chairman of the Board or in case of vacancy in that office, of the President, or of any two directors, by the Secretary, in each case on at least twenty-four hours' written, oral or telegraphic notice to each director. Such notice, or any waiver thereof pursuant to Section 2 of Article VIII hereof, need not state the business to be transacted at, or the purpose of, such meeting.

      SECTION 5. Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation, or at any other place, as they may from time to time by resolution determine.

      SECTION 6. Number, Classification, Terms of Office and Quorum. The number of directors (exclusive of the class of directors which may be elected by the holders of the preferred stock as provided in Section 7 of this Article II, hereinafter called preferred stock directors) shall be thirteen, subject, however, to being increased or decreased in accordance with Section 7 of this Article. The directors, exclusive of the preferred stock directors, shall be divided into four classes at the annual stockholders' meeting in 1993 and into three classes at all annual stockholders' meetings thereafter, each class consisting as nearly as possible of one-fourth or one-third of the entire Board of Directors as is consistent with the number of classes of directors and each class to hold office for the term of a maximum of four years until the 1994 stockholders' meetings and three years thereafter, so that the term of office of one class of directors shall expire in each year, but each director, of whatever class (other than preferred stock directors) and whenever elected, shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. A majority of the Board of Directors, but not less than two directors, shall constitute a quorum for the transaction of business. Directors or nominees for election as directors are required to be stockholders. Preferred stock directors, if and when elected, shall hold office in accordance with the terms of paragraph 7 of Article VI of the Charter of the Corporation as restated.

      SECTION 7. Increase and Decrease in Number of Directors. The Board of Directors may at any time or from time to time increase the number of directors fixed by the Charter or the By-Laws of the Corporation to not more than twenty, and, by action of a majority of the entire Board of Directors, fill the vacancies created by any such increases in the number of directors. The Board of Directors may also at any time or from time to time decrease the number of directors fixed by the Charter or the By-Laws of the Corporation to not less than five, any such decrease to become effective at the time of the next succeeding annual meeting of stockholders,


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unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting of stockholders to the extent of the number of such vacancies; provided that the tenure of office of a director shall not be affected by any such decrease. Each such increase in the number of directors and each such decrease in the number thereof shall be made by an amendment of these By-Laws or by making, altering or repealing an additional or supplementary By-Law in accordance with the provisions of Article IX of the By-Laws; provided, however, that the favorable vote of a majority of the entire Board of Directors as at the time constituted shall be necessary to authorize the adoption of such additional or supplementary By-Law.

      In case of any increase in the number of directors, the increased number shall be allocated to one or more classes in such manner that after such increase each class shall consist as nearly as possible of one fourth or one third, as is consistent with the number of classes of directors, exclusive of preferred stock directors. In the case of any decrease in the number of directors, the decreased number shall be taken from one or more classes in such manner that after any such decrease each class shall consist as nearly as possible of one fourth or one third of the entire Board of Directors, as is consistent with the number of classes of directors, exclusive of preferred stock directors, provided, however, that in no event shall the number of directors in any class be less than two.

      Notwithstanding any provision of Section 6 or this Section 7 of this
Article II, the number of directors of the Corporation during any period when by the terms of the Charter of the Corporation the preferred stockholders, voting separately as a class, shall be entitled to elect two directors, shall be automatically increased by two over the number of directors fixed as provided in said Section 6 and the two vacancies in the Board thus created shall be filled by vote of the preferred stockholders as required by the terms of the Charter. Commencing with the date of the annual meeting of stockholders at which the holders of the preferred stock are by their terms of the Charter of the Corporation no longer entitled, by voting separately as a class, to elect two members of the Board, the number of directors of the Corporation shall be automatically decreased by two.

      SECTION 8. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      SECTION 9. Removal of Directors. Any director, except a preferred stock director, may be removed either with or without cause, at any time, by the vote of the stockholders voting the majority of all of the issued and outstanding shares of the capital stock of the Corporation entitled to vote, given at any meeting of stockholders, called for the purpose, at which a quorum is present. Any preferred stock director may be removed, either with or without cause, at any time, by the vote of the majority of all the issued and outstanding preferred stock of the Corporation, given at any meeting of preferred stockholders, called for the purpose and at which a quorum is present.


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      SECTION 10. Filling of Vacancies. Any vacancy occurring in the Board of
Directors, for any cause other than by reason of an increase in the number of directors, may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum. A director elected by the Board to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor shall be duly elected and shall qualify. If the office of any member becomes vacant, such vacancy may be filled by the Board of Directors. Any person so appointed to fill any vacancy shall hold office for the unexpired term and until his successor shall be duly chosen and shall qualify.

      SECTION 11. Powers of Directors. The Board of Directors shall exercise all of the powers of the Corporation subject to the restrictions imposed by law, by the Charter of the Corporation, or by these By-Laws.

      SECTION 12. Compensation of Directors. Neither the Directors nor the members of any committee of the Board of Directors, provided for by these By-Laws or otherwise provided for by resolutions of the Board, shall receive any stated salary for their services as such directors or members, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of such committee; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

      SECTION 13. Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum be present) shall be as valid and as binding upon the Corporation, and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation.

      SECTION 14. Indemnification.

      (a) every person (and the heirs and legal representatives of such person) who is or was a director, officer or employee of the Corporation, or any other corporation which he serves or served as such at the request of the Corporation, may, in accordance with paragraph (b) of this Section 14 and except as prohibited by law, be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or other proceeding (whether brought by or in the right of the Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, including any appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee whether or not he continues to be such at the time


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such liability or expense shall have been incurred, if such person acted in good faith for a purpose he reasonable believed to be in or not opposed to the best interests of the Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceedings had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the case of a claim, action, suit or other proceeding brought by or in the right of the Corporation to procure a judgment in its favor, such indemnification shall not include any amount payable by such person to the Corporation in settling or otherwise disposing of a pending or threatened action and shall not include expenses incurred in defending such a claim, action, suit or other proceeding if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty of the Corporation unless and except to the extent that a court shall determine that in view of all the circumstances such person is fairly and reasonably entitled to indemnification for such expenses; and provided further, that in no event shall anything therein contained be so construed as to authorize indemnification of a director, officer or employee against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. As used in this Section 14, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, such person. The termination of any claim, action, suit or other proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that such person did not meet the standards of conduct set forth in this paragraph (a).

      (b) Every person (and the heirs and legal representatives of such person) referred to in paragraph (a) of this Section 14 shall, to the extent such person has been successful, on the merits or otherwise, with respect to any claim, action, suit or other proceeding of the character described in said paragraph
(a), be entitled to indemnification as provided in said paragraph (a) as of right. Except as provided in the preceding sentence, any indemnification under said paragraph (a) shall be made if either (i) the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit or other proceeding, shall find that such person has met the standards of conduct set forth in said paragraph (a) or (ii) independent legal counsel (who may be regular counsel of the Corporation) shall deliver to the Corporation their written advice that, in their opinion, such person has met such standards.

      (c) Expenses incurred with respect to any claim, action, suit or other proceeding of the character described in paragraph (a) of this Section 14 may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under this
Section 14.

      (d) The rights of indemnification provided in this Section 14 shall be in addition to any rights to which any person (or the heirs or legal representatives of such person) referred to in paragraph (a) of this Section 14 may otherwise be entitled by contract or as a matter of law and


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shall be available whether or not the claim asserted against such person is based on matters which antedate the adoption of this Section 14.

      SECTION 15. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

                                   ARTICLE III
                                   Committees

      SECTION 1. Board Operations Committee. The Board of Directors may appoint those of its members who are not interested persons (as defined in the Investment Company Act of 1940) of the Corporation as a Board Operations Committee, which committee shall have the authority generally to direct the operations of the Board of Directors including (a) the nomination for appointment by the Board from among the members of the Board Operations Committee of the members of the Audit Committee, the Director Nominating Committee and the Portfolio Transactions Committee, (b) the nomination for appointment by the Board of such other committees, if any, as the Board Operations Committee shall determine, (c) the power of the Board to select legal counsel for the Corporation, (d) the recommendation to the Board of (i) matters to be submitted to the stockholders of the Corporation for consideration and
(ii) the recommendations to be made to the stockholders with respect thereto, and (e) control of the agenda for meetings or other action of the Board.

      SECTION 2. Audit Committee. The Board of Directors may appoint those of its members nominated by the Board Operations Committee for that purpose as an Audit Committee, such committee to be composed of two or more directors. The Audit Committee shall (a) recommend independent public accountants for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the accounting staff of the Corporation with the independent public accountants and such other persons as may be deemed appropriate, (c) review with the accounting staff and independent public accountants the compliance of transactions of the Corporation with J. & W. Seligman & Co. Incorporated or any other manager of the affairs of the Corporation and with any affiliate of such firm or manager with the financial terms of applicable agreements, (d) review reports of the independent public accountants and comment to the Board when warranted, (e) report to the Board at least once each year and at such other times as the committee deems desirable, and (f) be directly available at all times to the independent public accountants and responsible officers of the Corporation for consultation on audit, accounting and related financial matters.

      SECTION 3. Director Nominating Committee. The Board of Directors may appoint those of its members nominated by the Board Operations Committee for that purpose as a Director Nominating Committee, such committee to be composed of two or more directors. The Director Nominating Committee shall recommend to the Board a slate of persons to be


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nominated for election as directors by the stockholders at each annual meeting of stockholders and a person to be elected to fill any vacancy occurring for any reason in the Board.

      SECTION 4. Other Committees. The Board of Directors may appoint from among its members other committees composed of two or more directors which shall have such powers as may be delegated or authorized by the resolution appointing them.

      SECTION 5. Committee Procedures. The Board of Directors may at any time, in conformity with the recommendations of the Board Operations Committee, change the members of any committee, fill vacancies or discharge any committee.

      In the absence of any member of any committee, the member or members thereof present at any meeting, whether or not they constitute a quorum, may appoint to act in the place of such absent member a member of the Board who, except in the case of any committee appointed pursuant to Section 5 of this Article, is not an interested person (as defined in the Investment Company Act of 1940) of the Corporation.

      Each committee may fix its own rules of procedure and may meet as and when provided by those rules.

      A majority of the members of the Board Operations Committee, and two or more members of any other committee, shall constitute a quorum unless the Board shall otherwise provide.

      Copies of the minutes of all meetings of committees other than the Nominating Committee shall be distributed to the Board unless the Board shall otherwise provide.

                                   ARTICLE IV
                                    Officers

      SECTION 1. Officers. The executive officers of the Corporation shall be the Chairman of the Board, the President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), the Treasurer and the Secretary, all of whom shall be elected by the Board of Directors.

      The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers as they, may deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

      Any two of the above officers, except those of Chairman of the Board and Vice President and those of President and Vice President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Charter or these By-Laws to be executed, acknowledged or verified by two or more officers.


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

      SECTION 2. Powers and Duties of the Chairman of the Board. When present, he shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the Board of Directors, he shall have general charge and supervision over the business and affairs of the Corporation, and may execute and deliver all authorized bonds, notes, contracts, agreements or other obligations or instruments in the name of the Corporation. He may execute with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may deliver all certificates for shares of the capital stock of the Corporation and any or all warrants evidencing the right to subscribe to shares of the capital stock of the Corporation of any class. He shall annually prepare a full and true statement of the affairs of the Corporation which shall be submitted at the annual meeting of stockholders and filed within twenty days thereafter at the principal office of the Corporation in the State of Maryland, where it shall, during the usual business hours of every business day, be open for the inspection of every stockholder of the Corporation. In general, he shall preside at meetings of the Board of Directors and have and perform such other powers and duties as from time-to-time may be assigned or delegated to him by the Board of Directors.

      In the absence or disability or failure to act as the Chairman of the Board, or in case of a vacancy in that office, the President shall, subject to the further provisions of these By-Laws, have and perform all of the duties of the Chairman of the Board and, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

      SECTION 3. Powers and Duties of the President. The President shall have such powers and duties as are delegated to him by these By-Laws and the laws of Maryland and such other powers and duties as the Board of Directors may from time to time determine. He may execute with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and deliver any or all certificates for shares of the capital stock of the Corporation and any or all warrants evidencing the right to subscribe to shares of the capital stock of the Corporation of any class. When authorized by the Board of Directors, he may execute and deliver in the name of the Corporation all authorized bonds, notes, contracts, agreements or other obligations or instruments in the name of the Corporation.

      SECTION 4. Vice Presidents and Assistant Vice Presidents. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may execute and deliver all authorized bonds, notes, contracts, agreements, or other obligations or instruments in the name of the Corporation, and with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, may sign all certificates for shares of the capital stock of the Corporation and all warrants evidencing the right to subscribe to shares of the capital stock of the Corporation of any class. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, or the Chairman of the Board. Each Assistant Vice President shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors, or the Chairman of the Board.

      SECTION 5. The Secretary. The Secretary shall be sworn to the faithful discharge of his duties; shall keep or cause to be kept in books provided for the purpose the minutes of all


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

meetings of the stockholders, of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents the execution and delivery of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; may sign with the Chairman of the Board, the President or a Vice President any or all certificates for shares of the capital stock of the Corporation and all warrants evidencing the right to subscribe to shares of the capital stock of the Corporation of any class; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general the Secretary shall perform all duties incident to the office of Secretary and such other duties as may from time to time, be assigned to him by the Board of Directors, or the Chairman of the Board.

      SECTION 6. Assistant Secretaries. At the request of the Secretary or in his absence or disability or failure to act, an Assistant Secretary shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, or the Secretary, and shall be sworn to the faithful discharge of their duties.

      SECTION 7. Treasurer. The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; he shall receive and give or cause to be given, receipts and acquittances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or caused to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation, and, whenever required by the Board of Directors, or the Chairman of the Board, he shall render a statement of his cash accounts; he shall keep or cause to be kept such other books as will show the true record of the expenses, losses, gains, assets and liabilities of the Corporation; he may sign with the Chairman of the Board, the President or a Vice President any or all certificates for shares of the capital stock of the Corporation and all warrants evidencing the right to subscribe to shares of the capital stock of the Corporation of any class; and in general he shall perform all of the duties incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors, or the Chairman of the Board.

      SECTION 8. Assistant Treasurers. At the request of the Treasurer or in his absence or disability or failure to act, an Assistant Treasurer shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board or the Treasurer.

      SECTION 9. Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.


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

      SECTION 10. Removal of Officer. Any officer may be removed either with or without cause, if an executive officer, by the vote of a majority of the entire Board of Directors, or if not an executive officer, by the vote of a majority of a quorum of the Board of Directors.

                                    ARTICLE V
                                  Capital Stock

      SECTION 1. Certificates of Stock. The Chairman of the Board, the President or a Vice President shall cause to be issued to each stockholder one or more certificates under the seal of the Corporation or a facsimile thereof and signed by, or bearing the facsimile signatures of, the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares and the class or classes of such shares owned by such stockholder of the Corporation.

      The stock record books, including an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder, and the blank stock certificate books shall be kept by the Secretary at the office of the Corporation in the City of New York, or in Jersey City, New Jersey, or at the offices of such transfer agent or transfer agents in the City of New York and Jersey City, as the Board of Directors may from time to time by resolution determine.

      SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the Secretary or the transfer agent for said shares of stock, or to such other person as the Board of Directors may designate, by whom such old certificates shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

      SECTION 3. Closing Books. The Board of Directors may fix the time, not exceeding twenty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock; or, in lieu thereof, the directors may fix a date, not exceeding such period as may from time to time be prescribed by Maryland law, preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at said meeting, or entitled to receive such dividends or such rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

      SECTION 4. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock or a warrant evidencing the right to subscribe for shares of the capital stock of the Corporation of any class or a scrip certificate representing a fraction of the right to receive a certificate of stock or warrant may be issued in place of a certificate or warrant or scrip certificate which is alleged to have been lost or destroyed; and may, in their discretion, require the owner of such certificate or warrant or scrip certificate or his legal representative to give bond, with sufficient surety to the Corporation and each transfer or warrant agent, to indemnify it and each transfer or warrant agent against any and all loss or claims which may arise by reason of the issue of a new certificate or warrant or scrip certificate in the place of the one so lost or destroyed.

                                   ARTICLE VI
                                 Corporate Seal

      The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VII
                                     Checks

      All checks and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                  ARTICLE VIII
                            Miscellaneous Provisions

      SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

      SECTION 2. Notice and Waiver of Notice. Any notice required or permitted to be given in writing under these By-Laws shall be deemed to be sufficient if given by mailing the same or a copy thereof, postage prepaid, to the person entitled thereto, addressed to him at his post office address as it appears on the records of the Corporation, and such notice shall be deemed to have been given when deposited in the United States mail. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under some specific statutory provision or under the provisions of the Charter or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons.

      SECTION 3. Voting Upon Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or in his absence or disability or failure to act, the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess, and may exercise, any and all rights, and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation may possess or be entitled to exercise. The Board of Directors, by resolution, from time to time may confer like powers upon any other person or persons.

      SECTION 4. Definition of "Charter of the Corporation." The term of the "Charter of the Corporation" whenever used in these By-Laws shall be deemed to mean the Agreement of Consolidation filed December 31, 1929, forming the Corporation, and all amendments thereof and all articles supplementary thereto.

                                   ARTICLE IX
                                   Amendments

      The stockholders shall have full power to alter or repeal these By-Laws, or any provision thereof, at any stated meeting as part of the general business of such meeting, or at any special meeting where notice of the proposed alteration or repeal has been given. The Board of Directors may alter or repeal By-Laws or make by-laws but any By-laws of the Corporation may be altered or repealed by the stockholders.


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